Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Steven M. Klosk, Gregory P. Sargen and F. Michael Zachara, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statements filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Steven M. Klosk	February 2, 2010
Steven M. Klosk
President and Chief Executive Officer

/s/ Gregory P. Sargen	February 2, 2010
Gregory P. Sargen
Vice President and
Chief Financial Officer

/s/ John R. Miller	February 2, 2010
John R. Miller
Executive Chairman

/s/ David R. Bethune	February 2, 2010
David R. Bethune
Director

/s/ Rosina B. Dixon	February 2, 2010
Rosina B. Dixon
Director

/s/ Roy W. Haley	February 2, 2010
Roy W. Haley
Director

/s/ Kathryn R. Harrigan	February 2, 2010
Kathryn R. Harrigan
Director

/s/ Leon J. Hendrix, Jr.	February 2, 2010
Leon J. Hendrix, Jr.
Director

/s/ Ilan Kauthal	February 2, 2010
Ilan Kaufthal
Director

/s/ William B. Korb	February 2, 2010
William B. Korb
Director

/s/ Peter G. Tombros	February 2, 2010
Peter G. Tombros
Director